Exhibit 99.1

Crexendo Reports Financial Results for the First Quarter of 2019

PHOENIX, AZ—(Marketwired – April 30, 2019)

Crexendo, Inc. (OTCQX: CXDO), an award-winning premier provider of cloud communications, UCaaS (Unified Communications as a Service), call center, collaboration services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates, today reported financial results for the first quarter of 2019.

Financial highlights:

Consolidated total revenue for the first quarter of 2019 increased 24% to $3.5 million compared to $2.8 million for the first quarter of 2018.

Consolidated service revenue for the first quarter of 2019 increased 23% to $3.0 million compared to $2.4 million for the first quarter of 2018.

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Cloud Telecommunications Segment UCaaS service revenue for the first quarter of 2019 increased 28% to $2.8 million compared to $2.2 million for the first quarter of 2018.

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Web Services Segment service revenue for the first quarter of 2019 decreased 21% to $178,000, compared to $225,000 for the first quarter of 2018.

Consolidated product revenue for the first quarter of 2019 increased 32% to $484,000 compared to $366,000 for the first quarter of 2018.

Consolidated operating expenses for the first quarter of 2019 increased 13% to $3.3 million compared to $2.9 million for the first quarter of 2018.

On a GAAP basis, the Company reported net income of $239,000 for the first quarter of 2019, or $0.02 per diluted common share, compared to a net loss of $(63,000) or breakeven per diluted common share for the first quarter of 2018.

Non-GAAP net income was $343,000 for the first quarter of 2019, or $0.02 per diluted common share, compared to $17,000 or breakeven per diluted common share for the first quarter of 2018.

EBITDA for the first quarter of 2019 was $263,000 compared to a $(44,000) loss for the first quarter of 2018. Adjusted EBITDA for the first quarter of 2019 was $354,000 compared to $18,000 for the first quarter of 2018.

Total cash, cash equivalents, and restricted cash at March 31, 2019 was $2.2 million compared to $1.9 million at December 31, 2018.

Cash provided by operating activities for the first quarter of 2019 was $294,000 compared to cash used for operating activities of $(127,000) for the first quarter of 2018. There were no investing activities for the first quarter of 2019 and the first quarter of 2018. Cash used for financing activities for the first quarter of 2019 was $(49,000) compared to ($38,000) for the first quarter of 2018.

Steven G. Mihaylo, Chief Executive Officer commented, “I believe this is a defining moment for Crexendo. All of the hard work we have done is beginning to show real results. This is the first substantial GAAP profit we have been able to achieve as a UCaaS service provider. We are now a bona fide competitor in the UCaaS space. I believe we provide the best products, services and support in the industry, at very competitive and fair prices. We have worked tirelessly to build a strong product, make improvements in our sales and marketing and watch every expenditure we make. The results of those efforts showed with net income for the first quarter of $239,000 or $0.02 per diluted common share. The results are highly impressive. The improvement in the Cloud Telecommunications Segment UCaaS service revenue for the first quarter increased by 28% from the first quarter of 2018 and is highly impressive indeed. All-in-all it was a very good quarter. This is a starting point, not the finish line. I have high expectations that the business will continue to grow and that we will be profitable for the entire year.”

Mihaylo added, "We will continue to manage costs carefully, while making the necessary investments to keep improving sales and marketing. We are expanding our engineering to continue to provide our customers with the top service in the industry we also expect that we should be able to expand sales next year into the telco space and international markets. Our balance sheet and profit and loss statement are improving significantly. Our cash, our current ratio and our net operating margins all expanded during the quarter, which I believe will continue. I am very excited about our future prospects.”

Doug Gaylor, President and Chief Operating Officer, stated, "I believe the hard work streamlining and improving our sales process is beginning to show results. We have had good contributions from our direct sales as well as our channel partners. The results this quarter are a testament to our team who has worked very hard to keep improving the business. I agree with Steve that this is just the beginning and I have a high degree of confidence that our team can continue to impress our shareholders and work to improve shareholder value.”

Conference Call

The Company is hosting a conference call today, April 30, 2019 at 5:30 PM EST. The dial-in number for domestic participants is 844-602-0380 and 862-298-0970 for international participants. Please dial in five to ten minutes prior to the beginning of the call at 5:30 PM EST and reference Crexendo. A replay of the call will be available until May 7, 2019 by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 45738.

About Crexendo

Crexendo, Inc. is an award-winning premier provider of cloud communications, UCaaS (Unified Communications as a Service), call center, collaboration services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) having this quarter be a defining moment ; (ii) believing all of the hard work done is beginning to show real results; (iii) having this quarter by the first substantial GAAP profit achieved as a UCaaS service provider; (iv) being a bona fide competitor in the UCaaS space; (v) providing the best products, services and support in the industry, at very competitive and fair prices; (vi) having worked tirelessly to build a strong product, make improvements in sales and marketing and watch every expenditure made; (vii) showing the results of that effort with net income for the first quarter of $239,000 or $0.02 per diluted common share; (viii) believing the results are highly impressive. Including improvement in the Cloud Telecommunications Segment UCaaS service revenue for the first quarter compared with the first quarter of 2018; (x) using the results as a starting point, not the finish line; (xi) having high expectations that the business will continue to grow and it will be profitable for the entire year; (xii) l continuing to manage costs carefully, while making the necessary investments to keep improving sales and marketing; (xiii) expanding engineering to continue to provide customers with the top service in the industry and to be able to expand sales next year into the telco space and international markets; (xiv) believing its balance sheet and profit and loss statement are improving significantly; (xv) that cash, current ratio and net operating margins will continue to expand; (xvi) being very excited about future prospects; (xvi) believing the hard work streamlining with improving sales process is beginning to show results; (xvii) having had good contributions from direct sales as well as channel partners; (xvii) believing the results this quarter are a testament to its team who has worked very hard to keep improving the business; (xviii) having a high degree of confidence that its team can continue to impress shareholders and work to improve shareholder value.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2018, and quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CREXENDO, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Unaudited, in thousands, except par value and share data)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$2,094	$1,849
Restricted cash	100	100
Trade receivables, net of allowance for doubtful accounts of $12
as of March 31, 2019 and $14 as of December 31, 2018	586	419
Contract assets	16	12
Inventories	340	270
Equipment financing receivables	73	67
Contract costs	418	371
Prepaid expenses	183	244
Income tax receivable	-	1
Total current assets	3,810	3,333

Long-term trade receivables, net of allowance for doubtful accounts
of $0 as of March 31, 2019 and December 31, 2018	8	10
Long-term equipment financing receivables, net	272	184
Property and equipment, net	115	124
Operating lease right-of-use assets	1,031	-
Intangible assets, net	154	167
Goodwill	272	272
Contract costs, net of current portion	338	342
Other long-term assets	102	117
Total Assets	$6,102	$4,549

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$149	$155
Accrued expenses	1,275	1,131
Finance leases	26	28
Notes payable	16	56
Operating lease liabilities	238	-
Income taxes payable	2	-
Contract liabilities	698	641
Total current liabilities	2,404	2,011

Contract liabilities, net of current portion	466	422
Finance leases, net of current portion	109	116
Operating lease liabilities, net of current portion	793	-
Total liabilities	3,772	2,549

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 25,000,000 shares, 14,396,607 shares issued and outstanding as of March 31, 2019 and 14,394,113 shares issued
and outstanding as of December 31, 2018	14	14
Additional paid-in capital	61,244	61,153
Accumulated deficit	(58,928)	(59,167)
Total stockholders' equity	2,330	2,000

Total Liabilities and Stockholders' Equity	$6,102	$4,549

CREXENDO, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share and share data)

	Three Months Ended March 31,
	2019	2018
Service revenue	$3,008	$2,442
Product revenue	484	366
Total revenue	3,492	2,808

Operating expenses:
Cost of service revenue	877	729
Cost of product revenue	249	187
Selling and marketing	899	829
General and administrative	1,014	945
Research and development	212	181
Total operating expenses	3,251	2,871

Income/(loss) from operations	241	(63)

Other income/(expense):
Interest income	1	2
Interest expense	(5)	(1)
Other income, net	5	3
Total other income, net	1	4

Income/(loss) before income tax	242	(59)

Income tax provision	(3)	(4)

Net income/(loss)	$239	$(63)

Earnings/(loss) per common share:
Basic	$0.02	$(0.00)
Diluted	$0.02	$(0.00)

Weighted-average common shares outstanding:
Basic	14,394,645	14,287,734
Diluted	15,139,858	14,287,734

CREXENDO, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$239	$(63)
Adjustments to reconcile net income/(loss) to net cash provided by/(used for) operating activities:
Depreciation and amortization	22	19
Share-based compensation	91	62
Changes in assets and liabilities:
Trade receivables	(165)	11
Contract assets	(4)	(1)
Equipment financing receivables	(94)	27
Inventories	(70)	(59)
Contract costs	(43)	(4)
Prepaid expenses	61	(165)
Income tax receivable	1	-
Other assets	15	2
Accounts payable and accrued expenses	138	95
Income tax payable	2	4
Contract liabilities	101	(55)
Net cash provided by/(used for) operating activities	294	(127)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments made on finance leases	(9)	-
Repayments made on notes payable	(40)	(40)
Proceeds from exercise of options	-	2
Net cash used for financing activities	(49)	(38)

NET INCREASE/(DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	245	(165)

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE BEGINNING OF THE PERIOD	1,949	1,382

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE END OF THE PERIOD	$2,194	$1,217

Cash used during the year for:
Interest expense	$(5)	$(1)

CREXENDO, INC. AND SUBSIDIARIES
Supplemental Segment Financial Data
(In thousands)

	Three Months Ended March 31,
	2019	2018
Revenue:
Cloud telecommunications	$3,314	$2,583
Web services	178	225
Consolidated revenue	3,492	2,808

Income/(loss) from operations:
Cloud telecommunications	163	(188)
Web services	78	125
Total operating income/(loss)	241	(63)
Other income/(expense), net:
Cloud telecommunications	(3)	4
Web services	4	-
Total other income, net	1	4
Income/(loss) before income tax provision
Cloud telecommunications	160	(184)
Web services	82	125
Income/(loss) before income tax provision	$242	$(59)

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss) and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, rent expense paid with common stock, interest expense paid with common stock, and amortization of intangibles. We define EBITDA as U.S. GAAP net income (loss) before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for share-based compensation, and rent expense paid with stock. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our April 30, 2019 earnings press release, as furnished on Form 8-K, we included Non-GAAP net income (loss), EBITDA and Adjusted EBITDA. The terms Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

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EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
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they do not reflect changes in, or cash requirements for, our working capital needs;
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they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
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they do not reflect income taxes or the cash requirements for any tax payments;
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although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
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while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
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other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

Reconciliation of U.S. GAAP Net Income/(Loss) to Non-GAAP Net Income/(Loss)
(Unaudited)
	Three Months Ended March 31,
	2019	2018
	(In thousands)
U.S. GAAP net income/(loss)	$239	$(63)
Share-based compensation	91	62
Amortization of intangible assets	13	18
Non-GAAP net income	$343	$17

Non-GAAP earnings per common share:
Basic	$0.02	$0.00
Diluted	$0.02	$0.00

Weighted-average common shares outstanding:
Basic	14,394,645	14,287,734
Diluted	15,139,858	15,199,950

Reconciliation of U.S. GAAP Net Income/(Loss) to EBITDA to Adjusted EBITDA
(Unaudited)
	Three Months Ended March 31,
	2019	2018
	(In thousands)
U.S. GAAP net income/(loss)	$239	$(63)
Depreciation and amortization	22	19
Interest expense	5	1
Interest and other income	(6)	(5)
Income tax provision	3	4
EBITDA	263	(44)
Share-based compensation	91	62
Adjusted EBITDA	$354	$18